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                             STOCK OPTION AGREEMENT

          THIS AGREEMENT is made effective as of December 7, 1995, by and between Kleer-Vu Industries, Inc., a Delaware corporation (hereinafter referred to as "KVU"), and Mr. W. Blake Winchell, an individual residing in the State of California (hereinafter referred to as "Optionee")

                                R E C I T A L S

          WHEREAS, KVU has requested that Optionee forego cash compensation for the services to be rendered by Optionee to or for the benefit of KVU during the initial four (4) month period of employment in exchange for Optionee being granted the right to acquire Five Hundred Thousand (500,000) shares of KVU's common stock in accordance with the terms and conditions contained herein (the "Option");

          WHEREAS, Optionee has agreed to serve as KVU's chief executive officer, as described above, in exchange for the irrevocable Option granted herein;

          NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                               A G R E E M E N T

          1. GRANT OF OPTION/REGISTRATION OBLIGATION. KVU hereby: (a) grants to Optionee a fully vested and irrevocable right to purchase Five Hundred Thousand (500,000) shares of KVU common stock (the "Shares"), said option rights to be exercisable at any time up to and including December 7, 2000, all on the terms and conditions set forth herein; and (b) agrees to use, promptly after the filing by KVU of its next 10-K statement with the Securities and Exchange Commission, its best efforts, at its sole cost and expense, to cause the Shares which are to be issued to Optionee hereunder to be registered and freely-tradable on the American Stock Exchange, and free of transfer restrictions of any kind (other than any applicable transfer limitations or restrictions imposed under state or federal law on Optionee as an officer of a company whose shares are publicly-traded on the American Stock Exchange), on the date such Shares are issued to Optionee pursuant to an exercise of the Option granted herein.

          2. PURCHASE PRICE. The per Share purchase price for the Shares to be purchased hereunder shall be equal to the lowest price at which KVU's common stock was sold on the American Stock Exchange during the period beginning on


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November 1, 1995, and ending on the earlier of:  (i) the date the Option granted herein is exercised; or (ii) the fifteenth (15th) day following the first filing after January 1, 1996, with the Securities and Exchange Commission of a 10-K statement by KVU.

          3. RIGHT OF EXERCISE. Optionee may exercise the Option granted hereunder as to all or part of the shares, provided that no exercise for less than a whole number of Shares will be permitted.

          4.   METHOD OF EXERCISE.

               a. NOTICE. Optionee may exercise this Option by giving written notice to KVU pursuant to Paragraph 7.c. The notice shall be signed by Optionee and shall specify the election to exercise this Option and the number of Shares for which it is being exercised. Optionee shall deliver to KVU, at the time of giving the notice, payment in cash for the full amount of the Purchase Price.

               b. TRANSFER OF SHARES. After receiving a proper notice of exercise, KVU shall immediately cause to be transferred to Optionee a certificate or certificates for the Shares as to which this Option has been exercised.

          5. PAYMENT FOR STOCK. The entire Purchase Price shall be paid in U.S. Dollars.

          6. NO TRANSFER OR ASSIGNMENT OF OPTION. This Option and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Option, or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon any attempted sale under any execution, attachment or similar process upon the rights and privileges conferred hereby, this Option and the rights and privileges conferred hereby shall immediately become null and void.

          7. KVU'S REPRESENTATIONS AND WARRANTIES. KVU hereby represents and warrants to Optionee as follows: (i) KVU is a corporation duly organized and existing under the laws of the State of Delaware and is in good standing under such laws; (ii) all corporate action on the part of KVU, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by KVU has been taken or, with respect to the issuance and delivery of the Shares to Optionee as contemplated hereunder, will be taken promptly upon Optionee's exercising of the Option(s) granted herein;
(iii) this Agreement, when


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executed and delivered by KVU, shall constitute a valid and binding obligation of KVU enforceable in accordance with its terms; and (iv) the Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid, non-assessable, registered and freely-tradable on the American Stock Exchange (subject, however, to any applicable transfer limitations or restrictions imposed under state or federal law on Optionee as an officer of a company whose shares are publicly-traded on the American Stock
Exchange).   The foregoing representations and warranties shall survive the expiration, or the exercise of all rights granted under, this Agreement.

          8.   CAPITAL ADJUSTMENTS.

               a. KVU'S FREEDOM TO ACT. The existence of this Agreement shall not affect in any way the right or power of KVU, its controlled entities, or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in KVU's capital structure or its business, or any merger or consolidation of KVU or any issue of bonds, debentures, preferred or preference stocks affecting the Shares or the rights thereof, or of any right, options, or warrants to purchase any capital stock of KVU, or the dissolution or liquidation of KVU, any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings of KVU, whether of a similar character or otherwise.

               b. ADJUSTMENT OF OPTIONED SHARES. The Shares with respect to which this Option is granted are Shares of KVU as presently constituted; but, if and whenever, prior to the delivery by KVU of all of the Shares with respect to which these options are granted, KVU shall effect a subdivision or consolidation or other capital readjustment of its common shares, the payment of a common stock dividend, or other increase or reduction of the number of common shares outstanding without receiving compensation therefor in money, services, or property, the number of the Shares then remaining subject to the Option hereunder shall (i) in the event of an increase in the number of outstanding common shares, be proportionately increased, and the cash consideration payable per Share shall be proportionately reduced; and (ii) in the event of a reduction in the number of outstanding common shares, be proportionately reduced, and the cash consideration payable per Share shall be proportionately increased.

          9.   MISCELLANEOUS PROVISIONS.

               a. WITHHOLDING TAXES. In the event that KVU determines that it is required to withhold a Federal, state or local tax as a result of the exercise of this Option, Optionee, as a condition to the exercise of this Option, shall make arrangements satisfactory to KVU to enable it to satisfy all withholding requirements.


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               b.   NO RIGHTS AS A SHAREHOLDER.  Optionee shall have no rights as a shareholder with respect to any Shares subject to this Option until such Shares have been issued in the name of Optionee.

               c. NOTICES. Except as may be otherwise provided for herein, all notices and other communications provided for in this Agreement, if any, shall be given or made by certified or registered mail (return receipt requested), or delivered personally or by an established overnight express delivery service (e.g., DHL, FedEx) to the address set forth below (or such other address as may be designated by any method permitted by this subparagraph 9(c). All such communications shall be deemed to have been duly given when delivered, personally or by an established overnight express delivery service, or seven (7) days after mailing (via certified or registered mail) postage prepaid, to the address set forth below.

               d. VENUE/FORUM SELECTION/SERVICE OF PROCESS. The parties hereto: (i) agree that any disputes shall be heard in and by any state or federal court located within the County of San Francisco, State of California;
(ii) hereby waive any objection to jurisdiction of said courts with respect to any action instituted against them as provided herein; and (iii) agree not to assert any defense based on lack of jurisdiction or argue that said courts are a "forum non conveniens." Each party hereto also waives personal service of any and all process upon it and consents that all such service of process shall be made by certified mail directed to said party at the address set forth below the signature of each party's authorized representative.

               e. AMENDMENTS/APPLICABLE LAW. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties. This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, by the laws of the State of California, without regard to that body of law known as conflicts of law.

               f. ATTORNEYS' FEES. In the event of any litigation concerning any controversy, claim or dispute between the parties hereto, arising out of or relating to this Agreement or the breach hereof, or the interpretation hereof, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorneys' fees and costs incurred in connection therewith or in the enforcement or collection of any judgment or award rendered therein. The "prevailing party" means the party determined by the court to have most nearly prevailed, even if such party did not prevail in all matters, not necessarily the one in whose favor a judgment is rendered.


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               g.   BINDING EFFECT.  This Agreement shall be binding upon and
shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

               h. NO STRICT CONSTRUCTION/PARAGRAPH HEADINGS/SEVERABILITY. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person. The paragraph headings used in this Agreement are included solely for the convenience of the parties and shall not affect or be used in connection with the interpretation of this Agreement.

               i. NONWAIVER. The failure of either party to enforce at any time or for any period of time any one or more of the terms or conditions of this Agreement shall not be a waiver of such term(s) or condition(s) or of that party's right thereafter to enforce each and every term and condition of this Agreement.

               j. SEVERABILITY. In the event any provision or portion of a provision of this Agreement is held to be invalid, void or unenforceable, the rest of the Agreement shall, nonetheless, remain in full force and effect and shall in no way be affected, impaired, or invalidated.

               k. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter thereof, except as provided above and shall be binding upon and shall inure to the benefit of the successors, assigns and legal representatives of the parties.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

"KVU":                                       "Optionee":

Kleer-Vu Industries, Inc.
921 West Artesia Blvd.
Compton, CA 90220

By:  /s/ H. P. Park                          /s/ W. Blake Winchell
     -------------------------               ------------------------------
Its: Chairman                                Mr. W. Blake Winchell
     -------------------------               10 Arastradero
                                             Portola Valley, CA 90403




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